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                                                                    Exhibit 99.1



NEWS RELEASE: AUGUST 25, 2000

                           PACIFIC GATEWAY PROPERTIES

                           SHAREHOLDERS APPROVE MERGER

SAN FRANCISCO, CALIFORNIA . . . Pacific Gateway Properties (PGP-AMEX) announced today that it had obtained shareholder approval for the two proposals required to proceed with the merger of Pacific Gateway Properties with PGP Acquisition, Inc., a subsidiary of Mission Orchard Statutory Trust. In excess of 80% of the shareholders voted in favor of both proposals.

FOR MORE INFORMATION CONTACT: RAYMOND V. MARINO, PRESIDENT & CEO AT (415) 398-4800, EXTENSION 119.